Exhibit 99.1

May 2, 2018

SiteOne Landscape Supply Announces First Quarter 2018 Earnings

First Quarter 2018 Highlights (compared to First Quarter 2017)

•	Net sales increased by 11% to $371.4 million

•	Organic Daily Sales increased by 3%

•	Gross profit increased 8% to $108.5 million; gross margin decreased 90 basis points to 29.2%

•	Net loss of $17.0 million, compared to a net loss of $10.5 million in the prior-year period

•	Adjusted EBITDA loss of $5.1 million

•	Successfully opened two distribution centers and launched our new e-Commerce platform pilot

•	Completed the acquisitions of Pete Rose, Atlantic Irrigation, and Village Nurseries Landscape Centers

Post-Quarter Highlights:

•	Completed the acquisition of Terrazzo & Stone Supply in April

ROSWELL, Ga. — (BUSINESS WIRE) — SiteOne® Landscape Supply, Inc. (the “Company” or “SiteOne”) (NYSE: SITE) announced earnings for its first quarter ended April 1, 2018 (“First Quarter 2018”).

“Our first quarter results reflect a late start to the spring season this year which delayed business during our seasonally slowest and traditionally loss-making quarter,” said Doug Black, SiteOne’s Chairman and CEO. “The quarter also included the opening of our two strategic distribution centers in California and Pennsylvania, completing our major supply chain investments. Given these factors, we are pleased with our overall 11% net sales growth in the quarter and with the underlying market trends that we see developing for the year. We continue to expect good organic growth and EBITDA margin expansion in 2018 driven by our strong teams and by the execution of our commercial and operational initiatives. We are also off to a great start with four acquisitions year to date and a healthy level of activity to support more acquisitions during the remainder of the year.”

First Quarter 2018 Results

Net sales for the First Quarter 2018 increased to $371.4 million, or 11%, compared to $335.0 million for the prior-year period. Organic Daily Sales increased 3% compared to the prior-year period driven by strength in our irrigation, hardscapes and ice melt product sales and positive pricing for the quarter. Partially offsetting the sales growth was the unfavorable weather patterns in March which negatively impacted nursery, fertilizer and control product sales. Acquisitions contributed approximately $27.9 million in sales, or 8%, to overall growth for the quarter.

Gross profit increased to $108.5 million, or 8%, compared to $100.9 million for the prior-year period. Gross margin declined by 90 bps to 29.2% for the First Quarter 2018. The decline in gross margin was due to the rollout of the new distribution centers and the adoption of the new revenue standard which impacted the timing of revenue and expense recognition for our customer loyalty rewards program.

Selling, general and administrative expenses (“SG&A”) in the First Quarter 2018 increased to $131.7 million from $113.7 million in the same period last year due to the additional contribution from acquisitions and continued investment in e-Commerce.

Net loss for the First Quarter 2018 was $17.0 million, compared to a net loss of $10.5 million during the same period in the prior year. The net loss for the quarter is attributable to the seasonality of the business as well as continued investments in the Company.

Adjusted EBITDA decreased to a loss of $5.1 million for the First Quarter 2018, compared to Adjusted EBITDA of $1.2 million for the prior-year period.

Outlook

For fiscal 2018, we continue to expect Adjusted EBITDA to be in the range of $180 million to $192 million.

Reconciliation for the forward-looking full-year 2018 Adjusted EBITDA outlook is not being provided, as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Conference Call Information

SiteOne management will host a conference call today, May 2, 2018, at 8 a.m. Eastern Time, to discuss the Company’s financial results. The conference call may be accessed by dialing (877) 705-6003 (domestic) or (201) 493-6725 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13678838. The replay will be available until 11:59 p.m. (ET) on May 16, 2018.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at http://investors.siteone.com. The online replay will be available for 30 days on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about SiteOne, please visit the company's website at http://investors.siteone.com.

About SiteOne Landscape Supply, Inc.

SiteOne Landscape Supply, Inc. is the largest and only national wholesale distributor of landscape supplies in the United States and has a growing presence in Canada. Its customers are primarily residential and commercial landscape professionals who specialize in the design, installation and maintenance of lawns, gardens, golf courses and other outdoor spaces.

Investor Relations Contact:

SiteOne Landscape Supply, Inc.
Pascal Convers
Executive Vice President, Strategy, Development and Investor Relations
470-270-7011
investors@siteone.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our 2018 Adjusted EBITDA outlook. Some of the forward-looking statements can be identified by the use of terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “project,” “potential,” or the negative of these terms, and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: cyclicality in residential and commercial construction markets; general economic and financial conditions; weather conditions, seasonality and availability of water to end-users; laws and government regulations applicable to our business that could negatively impact demand for our products; public perceptions that our products and services are not environmentally friendly; competitive industry pressures; product shortages and the loss of key suppliers; product price fluctuations; inventory management risks; ability to implement our business strategies and achieve our growth objectives; acquisition and integration risks; increased operating costs; and other risks, as described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Non-GAAP Financial Information

This release includes certain financial information, not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the information contained in the historical financial information of the Company prepared in accordance with U.S. GAAP that is set forth herein.

We present Adjusted EBITDA in order to evaluate the operating performance and efficiency of our business. Adjusted EBITDA represents EBITDA as further adjusted for items permitted under the covenants of our credit facilities. EBITDA represents our net income (loss) plus the sum of income tax (benefit), depreciation and amortization and interest expense, net of interest income. Adjusted EBITDA is further adjusted for stock-based compensation expense, related party advisory fees, (gain) loss on sale of assets and other non-cash items, other non-recurring (income) and loss. Adjusted EBITDA does not include pre-acquisition acquired Adjusted EBITDA. Adjusted EBITDA is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of Adjusted EBITDA instead of net income has limitations as an analytical tool. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies, limiting its usefulness as a comparative measure. Net debt is defined as long-term debt (net of issuance costs and discounts) plus capital leases, net of cash and cash-equivalents on our balance sheet. Leverage Ratio is defined as Net Debt to trailing twelve months Adjusted EBITDA. Free Cash Flow is defined as Cash Flow from Operating Activities, less capital expenditures. We define Organic Daily Sales as Organic Sales divided by the number of Selling Days in the relevant reporting period. We define Organic Sales as Net sales, including Net sales from newly-opened greenfield stores, but excluding Net sales from acquired branches until they have been under our ownership for at least four full fiscal quarters at the start of the fiscal year. Selling Days are the number of business days, excluding Saturdays, Sundays and holidays, that SiteOne branches are open during the relevant reporting period.

SiteOne Landscape Supply, Inc.

Consolidated Balance Sheets

(In millions, except share and per share data)

Assets	April 1, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$31.7	$16.7
Accounts receivable, net of allowance for doubtful accounts of $5.8 and $4.7, respectively	233.0	219.9
Inventory, net	464.3	338.3
Income tax receivable	13.9	2.7
Prepaid expenses and other current assets	28.4	24.3
Total current assets	771.3	601.9

Property and equipment, net	79.2	75.5
Goodwill	122.2	106.5
Intangible assets, net	127.7	112.8
Other assets	18.2	14.0
Total assets	$1,118.6	$910.7

Liabilities and Equity
Current liabilities:
Accounts payable	$236.8	$124.1
Current portion of capital leases	5.1	4.9
Accrued compensation	27.8	40.1
Long term debt, current portion	3.5	3.5
Accrued liabilities	37.7	33.2
Total current liabilities	310.9	205.8

Other long-term liabilities	12.5	16.8
Capital leases, less current portion	8.9	6.8
Deferred tax liabilities	12.5	8.4
Long-term debt, less current portion	572.7	460.1
Total liabilities	917.5	697.9

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.01; 1,000,000,000 shares authorized; 40,170,993 and 39,977,181 shares issued, and 40,150,082 and 39,956,270 shares outstanding at April 1, 2018 and December 31, 2017, respectively	0.4	0.4
Additional paid-in capital	230.8	227.8
Accumulated deficit	(30.8)	(15.1)
Accumulated other comprehensive income (loss)	0.7	(0.3)
Total equity	201.1	212.8
Total liabilities and equity	$1,118.6	$910.7

SiteOne Landscape Supply, Inc.

Consolidated Statements of Operations

(In millions, except share and per share data)

	Three Months Ended
	April 1, 2018	April 2, 2017
Net sales	$371.4	$335.0
Cost of goods sold	262.9	234.1
Gross profit	108.5	100.9

Selling, general and administrative expenses	131.7	113.7
Other income	2.6	0.9
Operating loss	(20.6)	(11.9)

Interest and other non-operating expenses, net	6.6	6.2
Net loss before taxes	(27.2)	(18.1)
Income tax benefit	(10.2)	(7.6)
Net loss	(17.0)	(10.5)

Net loss per common share:
Basic	$(0.43)	$(0.26)
Diluted	$(0.43)	$(0.26)
Weighted average number of common shares outstanding:
Basic	40,071,233	39,618,997
Diluted	40,071,233	39,618,997

SiteOne Landscape Supply, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Three Months Ended
	April 1, 2018	April 2, 2017
Cash Flows from Operating Activities:
Net loss	$(17.0)	$(10.5)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	4.8	4.0
Stock-based compensation	2.1	1.4
Amortization of software and intangible assets	6.9	5.8
Amortization of debt related costs	0.8	0.7
(Gain) loss on sale of equipment	(0.1)	0.1
Other	(1.3)	—
Changes in operating assets and liabilities, net of the effects of acquisitions:
Receivables	(4.1)	(29.1)
Inventory	(109.3)	(87.1)
Income tax receivable	(9.7)	(7.5)
Prepaid expenses and other assets	(3.5)	(5.4)
Accounts payable	103.5	85.8
Accrued expenses and other liabilities	(13.9)	(12.9)
Net Cash Used In Operating Activities	$(40.8)	$(54.7)

Cash Flows from Investing Activities:
Purchases of property and equipment	(2.0)	(2.8)
Purchases of intangible assets	(1.9)	—
Acquisitions, net of cash acquired	(51.6)	(56.2)
Proceeds from the sale of property and equipment	0.2	—
Net Cash Used In Investing Activities	$(55.3)	$(59.0)

Cash Flows from Financing Activities:
Equity proceeds from common stock	1.4	0.3
Repayments under term loan	(0.9)	(0.7)
Borrowings on asset-based credit facility	168.5	162.0
Repayments on asset-based credit facility	(55.8)	(47.2)
Payments on capital lease obligations	(1.7)	(1.1)
Other financing activities	(0.3)	—
Net Cash Provided By Financing Activities	$111.2	$113.3

Effect of exchange rate on cash	(0.1)	—
Net Change In Cash	15.0	(0.4)

Cash and cash equivalents:
Beginning	16.7	16.3
Ending	$31.7	$15.9

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	5.8	5.4
Cash paid during the year for income taxes	0.1	0.4

Supplemental Disclosures of Noncash Investing and Financing Information:
Acquisition of property and equipment through capital leases	3.2	1.2

SiteOne Landscape Supply, Inc.

Adjusted EBITDA Reconciliation

(In millions, unaudited)

	2018	2017				2016
	Qtr 4	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3	Qtr 2
Net income (loss)	$(17.0)	$4.0	$16.9	$44.2	$(10.5)	$(5.6)	$14.9	$26.9
Income tax (benefit) expense	(10.2)	(11.4)	10.7	26.3	(7.6)	(4.1)	10.7	18.1
Interest expense, net	6.6	6.2	6.2	6.6	6.2	6.7	6.3	6.5
Depreciation and amortization	11.7	11.4	11.1	10.8	9.8	9.6	9.7	9.1
EBITDA	(8.9)	10.2	44.9	87.9	(2.1)	6.6	41.6	60.6
Stock-based compensation(a)	2.1	1.4	1.5	1.6	1.4	1.3	1.1	2.2
(Gain) loss on sale of assets(b)	(0.1)	0.4	—	0.1	0.1	0.1	—	—
Advisory fees(c)	—	—	—	—	—	—	—	8.0
Financing fees(d)	—	0.2	0.4	1.1	—	1.1	0.4	3.1
Rebranding, acquisitions and other adjustments(e)	1.8	3.1	1.6	1.6	1.8	2.1	0.6	1.0
Adjusted EBITDA(f)	$(5.1)	$15.3	$48.4	$92.3	$1.2	$11.2	$43.7	$74.9

_____________________________________

(a)	Represents stock-based compensation expense recorded during the period.
(b)	Represents any gain or loss associated with the sale or write-down of assets not in the ordinary course of business.
(c)	Represents fees paid to CD&R and Deere for consulting services. In connection with our initial public offering (the “IPO”), we entered into termination agreements with CD&R and Deere pursuant to which the parties agreed to terminate the Consulting Agreements.
(d)	Represents fees associated with our debt refinancing and debt amendments, as well as fees incurred in connection with our IPO and secondary offerings.
(e)	Represents (i) expenses related to our rebranding to the name SiteOne and (ii) professional fees, retention and severance payments, and performance bonuses related to historical acquisitions. Although we have incurred professional fees, retention and severance payments, and performance bonuses related to acquisitions in several historical periods and expect to incur such fees and payments for any future acquisitions, we cannot predict the timing or amount of any such fees or payments.
(f)	Adjusted EBITDA excludes any earnings or loss of acquisitions prior to their respective acquisition dates for all periods presented.

SiteOne Landscape Supply, Inc.

Organic Daily Sales to Net sales Reconciliation

(In millions, except Selling Days; unaudited)

	2018	2017
	Qtr 1	Qtr 1
Net sales	$371.4	$335.0
Organic Sales	337.9	329.4
Acquisition contribution(a)	33.5	5.6
Selling Days	64	64
Organic Daily Sales	$5.3	$5.1

_____________________________________

(a)	Represents Net Sales from acquired branches that have not been under our ownership for at least four full fiscal quarters at the start of the 2018 fiscal year.